Exhibit 15(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-275191, 333-263006, 333-229860, and 333-208276 on Forms S-8 of our reports dated March 28, 2024, relating to the financial statements of ASE Technology Holding Co., Ltd. and the effectiveness of ASE Technology Holding Co., Ltd.’s internal control over financial reporting, appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ Deloitte & Touche
Taipei, Taiwan
Republic of China
April 3, 2024